UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 22, 2016

PTC THERAPEUTICS, INC.

(Exact Name of Company as Specified in Charter)

Delaware	001-35969	04-3416587
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Corporate Court
South Plainfield, NJ	07080
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code:  (908) 222-7000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2016, PTC Therapeutics, Inc. (the “Company”) announced that effective as of April 22, 2016, Dr. Spiegel stepped down from his role of full-time Chief Medical Officer and transitioned to a consultant role for the Company for an initial period of two years at a rate of $2,500 per day, for a minimum of $300,000 per year, payable monthly. Dr. Spiegel’s consulting agreement replaces his employment agreement with the Company. The foregoing description of the consulting agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference, is qualified in its entirety by reference to its terms.

Item 7.01          Regulation FD Disclosure.

On April 26, the Company issued a press release announcing Dr. Spiegel’s transition and the promotion of Dr. Tuyen Ong, the Company’s Senior Vice President, Head of Clinical and Translational Research, to the role of Chief Medical Officer. A copy of the press release that discusses these matters is filed as Exhibit 99.1 and is incorporated by reference in Item 7.01 of this Current Report on Form 8-K.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is furnished pursuant to, and shall not be deemed to be “filed” for the purposes of, Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  The information contained in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or any other document filed pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01.                      Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Consulting Services Agreement
99.1	Press Release dated April 26, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC THERAPEUTICS, INC.

Date: April 27, 2016	By:	/s/ Shane Kovacs
Shane Kovacs
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Consulting Services Agreement

99.1	Press Release dated April 26, 2016